11550 Fuqua, Suite 475

Houston, TX  77034

Bus.:  281/481-1040

Fax :  281/481-8485

HAM,

  LANGSTON &

   BREZINA, L.L.P.

Certified Public Accountants

June 8, 2006

United States Securities and Exchange Commission

Division of Corporate Finance

450 Fifth Street, N.W.

Washington, D.C. 20549

To Whom it May Concern:

We have read Item 4.01 of Form 8-K dated June 8, 2006, of VirTra Systems, Inc. and are in agreement with the statements contained therein.

Very Truly Yours,

/s/ Ham, Langston & Brezina, L.L.P.

Ham, Langston & Brezina, L.L.P.